UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2014
CAMBRIDGE PROJECTS INC.
(Exact name of registrant as specified in its charter)
Nevada	000-54485	45-0713638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
245 East Liberty Street, Suite 200, Reno, NV		89501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		1-702-666-4298
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed to amend the Current Report on Form 8-K previously filed on May 20, 2014 to include disclosure required by Regulation SK Item 304 – Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

Attached to this 8-K/A is the exhibit 16.1 dated June 16, 2014, containing the Registrant’s former auditor’s consent letter addressed to the Office of Chief Accountant of the U.S. Securities and Exchange Commission that was not filed within the previous filing.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Resignation of Jeffrey & Co.

On May 6, 2014, the registration of the Registrant’s independent registered public accounting firm, Jeffrey & Company, was revoked by the Public Company Accounting Oversight Board. On May 12, 2014, the Jeffrey & Company (“Former Auditor”) resigned as the Registrant’s auditor.

The Former Auditor was the independent registered public accounting firm for the Registrant from June 15, 2011 until May 12, 2014.

The Former Auditor’s reports on the Registrant's financial statements for the fiscal year ended June 30, 2013 and 2012 did not (a) contain an adverse opinion or disclaimer of opinion, or (b) modification as to uncertainty, audit scope, or accounting principles, or (c) contain any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreements in connection with its reports for the fiscal year ended June 30, 2013 and 2012, and the subsequent interim periods preceding May 12, 2014.

None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the fiscal years ended June 30, 2013 and 2012 and the subsequent interim periods preceding May 12, 2014 in which the Former Auditor served as the Registrant's principal independent accountants.

However, the report of the Former Auditor dated September 27, 2013 on the Registrant’s financial statements for the fiscal year ended June 30, 2013, contained an explanatory paragraph which noted that there was substantial doubt as to the Registrant’s ability to continue as a going concern.

The Registrant has provided the Former Auditor with a copy of this disclosure and has requested that the Former Auditor furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from the Former Auditor addressed to the Securities and Exchange Commission dated June 16, 2014 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of a New Independent Registered Public Accounting Firm

On May 12, 2014, the Registrant engaged Michael F. Albanese as the Registrant’s new independent registered public accounting firm. The appointment of Michael F. Albanese was approved by the Registrant’s Board of Directors.

Prior to the appointment of Michael F. Albanese as its independent registered public accounting firm (including the period during the Registrant’s two most recent fiscal years and the subsequent interim period preceding the appointment of Michael F. Albanese), the Registrant did not consult with Michael F. Albanese regarding (i) the application of accounting principles as to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered by Michael F. Albanese on the Registrant’s consolidated financial statements, and no written or oral advice was provided by Michael F. Albanese that was an important factor considered by the Registrant in reaching a decision as to accounting, auditing, or financial reporting issues; or (iii) any matter that was either the subject of a disagreement as defined by Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

16.1	Letter from Jeffrey & Company to the Securities and Exchange Commission dated June 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE PROJECTS INC.
/s/ Locksley Samuels

Locksley Samuels
President, CEO, CFO, and Director
Date:	June 16, 2014